Exhibit 99.1

PRELIMINARY COPY

OFFICE DEPOT, INC. OFFICE DEPOT, INC. 6600 NORTH MILITARY TRAIL BOCA RATON, FL 33496

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. BOTH OPTIONS ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and to view our proxy materials until 11:59 P.M., Eastern Time, on [●], 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – (800) 690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M., Eastern Time, on [●], 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [●].

If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

OFFICE DEPOT, INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8.	For	Against	Abstain

1.     Proposal to adopt the Agreement and Plan of Merger, dated as of February 4, 2015, by and among Office Depot, Inc., Staples, Inc. and Staples AMS, Inc., pursuant to which, upon the terms and subject to the conditions set forth therein, Staples AMS, Inc. will merge with and into Office Depot, Inc., with Office Depot, Inc. surviving the merger as a wholly owned subsidiary of Staples, Inc.

	☐	☐	☐

2.     Proposal to approve on an advisory (non-binding) basis the compensation that may be paid or become payable to Office Depot, Inc.’s named executive officers that is based on or otherwise relates to the merger.

	☐	☐	☐

3. Proposal to approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

4. Proposal to elect ten (10) members of the Office Depot, Inc. board of directors for the term described in the proxy statement/prospectus. Nominees	☐	☐	☐

4a. Roland C. Smith	☐	☐	☐
4b. Warren F. Bryant	☐	☐	☐
4c. Rakesh Gangwal	☐	☐	☐
4d. Cynthia T. Jamison	☐	☐	☐
4e. V. James Marino	☐	☐	☐
4f. Michael J. Massey	☐	☐	☐
4g. Francesca Ruiz de Luzuriaga	☐	☐	☐
4h. David M. Szymanski	☐	☐	☐
4i. Nigel Travis	☐	☐	☐
4j. Joseph Vassalluzzo	☐	☐	☐

5. Proposal to approve the 2015 Long-Term Incentive Plan.	☐	☐	☐

6. Proposal to approve the Office Depot Corporate Annual Bonus Plan.	☐	☐	☐

7. Proposal to ratify the appointment by Office Depot Inc.’s audit committee of Deloitte & Touche LLP as Office Depot’s independent registered public accounting firm for the current year.	☐	☐	☐

8. Proposal to approve on an advisory (non-binding) basis the compensation of Office Depot, Inc.’s named executive officers.	☐	☐	☐

Other Matters: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The undersigned acknowledge(s) receipt prior to the execution of this proxy of a notice of annual meeting of stockholders and a proxy statement/prospectus dated [●].

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

ADMITTANCE PASS

2015 ANNUAL MEETING OF STOCKHOLDERS

OFFICE DEPOT, INC.

[●], 2015

8:00 a.m. Local Time

Renaissance Boca Raton Hotel

2000 NW 19th Street

Boca Raton, Florida 33431

For Security Reasons, You Must Present This Admittance Pass In Order To Enter The Meeting.

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PROXY

OFFICE DEPOT, INC.

6600 NORTH MILITARY TRAIL

BOCA RATON, FL 33496

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Elisa D. Garcia C., Darlene Quashie Henry and Kevin Williams as Proxies, each with the power to appoint her or his substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side all the shares of capital stock of Office Depot, Inc. held of record by the undersigned on [●], 2015 at the Annual Meeting of Stockholders to be held on [●], 2015 or any postponement or adjournment thereof. All previous proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8. TO VOTE BY MAIL, MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(continued on reverse side)